UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2015

CURIS, INC.

(Exact name of registrant as specified in charter)

DELAWARE	000-30347	04-3505116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Maguire Road Lexington, Massachusetts	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 503-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On July 2, 2015, Curis, Inc. (the “Company”), entered into a Sales Agreement (the “Sales Agreement”) with Cowen and Company, LLC to sell from time to time up to $30,000,000 (the “Shares”) of the Company’s common stock, par value $0.01 per share, through an “at the market offering” program (the “Offering”) under which Cowen and Company, LLC will act as sales agent (“Cowen”).

Sales Agreement Summary

The following is a summary of the Sales Agreement. This summary is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is incorporated herein by reference to Exhibit 1.2 to the Registration Statement (as defined below).

In accordance with the terms of the Sales Agreement, upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Cowen may sell the Shares by any method deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including sales made through the NASDAQ Global Market, on any other existing trading market for the Common Stock or to or through a market maker. In addition, with the Company’s prior written approval, Cowen may also sell the Shares in privately negotiated transactions.

Cowen will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The NASDAQ Stock Market, Inc. to sell on the Company’s behalf all of the shares requested to be sold by the Company.

The Company has no obligation to sell any of the Shares under the Sales Agreement. Either the Company or Cowen may at any time suspend solicitations and offers under the Sales Agreement upon notice to the other party.

The aggregate compensation payable to Cowen shall be equal to 3% of the gross proceeds from sales of the Shares sold by Cowen pursuant to the Sales Agreement. In addition, the Company has agreed to reimburse a portion of the expenses of Cowen in connection with the offering up to a maximum of $30,000.

The Sales Agreement contains customary representations and warranties, covenants of each party, and conditions to the sale of any Shares by Cowen thereunder. Additionally, each party has agreed in the Sales Agreement to provide indemnification and contribution against certain liabilities, including liabilities under the Securities Act, subject to the terms of the Sales Agreement.

The Sales Agreement will terminate upon the earlier of (i) the issuance and sale of all of the Shares through Cowen on the terms and conditions set forth therein, or (ii) termination of the Sales Agreement as permitted therein. Cowen may terminate the Sales Agreement at any time in specified circumstances, including: in connection with the occurrence of a material adverse change with respect to the Company that, in Cowen’s reasonable judgment, may material impair its ability to sell the Shares; due to the

Company’s inability, refusal or failure to perform specified conditions of the Sales Agreement, subject, in certain circumstances, to the Company’s right to cure within a period of 30 days; if any other condition to Cowen’s obligations is not fulfilled; or any suspension or trading in the Shares or in securities generally on the NASDAQ Global Market shall have occurred. The Company and Cowen each has the right to terminate the Sales Agreement in its sole discretion at any time upon 5 days’ notice.

The Shares to be sold under the Sales Agreement, if any, may be issued and sold pursuant to the universal shelf registration statement on Form S-3 that the Company filed with the Securities and Exchange Commission on July 2, 2015 (the “Registration Statement”), after such time as the Registration Statement is declared effective by the SEC. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The Exhibits to this Current Report on Form 8-K are listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURIS, INC.

Date: July 2, 2015

By:	/s/ Michael P. Gray
Michael P. Gray
Chief Financial and Chief Business Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Sales Agreement, dated July 2, 2015, between Curis, Inc. and Cowen and Company, LLC (incorporated herein by reference to Exhibit 1.2 to the Company’s Registration Statement on Form S-3 filed July 2, 2015).